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                                                             EXHIBIT 10.9(c)


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is made as of June 15, 1994, between Larizza Industries, Inc., an Ohio corporation (the "Company"), and The Edgewater Group, Inc., an Ohio corporation ("Consultant").

                                R E C I T A L S

         A. Consultant has expertise in the business of manufacturing high-quality, plastic-based components and systems used in the interiors of automobiles, light trucks, sport utility vehicles and mini-vans (the "Business"), and in the business of providing financial advice. Consultant has been providing consulting services to the Company since at least January 1, 1994.

         B. Company and Consultant desire to enter into this Agreement on the terms and conditions set forth below to formalize their consulting relationship pursuant to which Consultant has provided and will continue to provide consulting services to the Company.

         THEREFORE, Company and Consultant agree as follows:

         1.      Consultant's Duties.

                 (a) Duties. During the Term (as defined in Section 2), Consultant has provided and will continue to provide consulting services to Company at Company's request in the areas of the Business in which Company may be engaged and in which Consultant has expertise. Such consultation shall be provided on such dates and at such times and places as Company and Consultant agree, each using their best efforts to agree as to mutually satisfactory dates, times and places. Company and Consultant acknowledge that Consultant has been providing such services to the Company since at least January 1, 1994.

                 (b) Additional Covenants. At all times during the Term, Consultant has and will, (i) conduct all of its activities in compliance with all applicable federal and state laws, (ii) take all action necessary to insure that the representations and warranties in
         Section 4 remain true and correct, and (iii) promptly inform Company if any of the representations and warranties contained in Section 4 become untrue in any respect.

         2. Term. The term of Consultant's consultation under this Agreement (the "Term") began as of January 1, 1994 and shall continue until December 31, 1996.

         3. Compensation, Expenses and Benefits. As full compensation for Consultant's performance of its duties pursuant to this Agreement, during the Term, Company shall (i) pay Consultant a monthly fee of $15,000, payable in advance on the first business day of each calendar month and pro-rated for partial months, and (ii) pay or reimburse Consultant for all reasonable, ordinary and necessary travel, entertainment, meal, lodging and other out-of-pocket expenses incurred by Consultant in connection with Company's business, for which Consultant
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submits appropriate receipts.  All payments due during the portion of the Term before the date of this Agreement shall be paid simultaneously with the execution of this Agreement.

         4. Representations and Warranties. Consultant represents and warrants as follows: (i) this Agreement and the obligations under it are binding upon it, (ii) it is not subject to any other contract, agreement, court order, judgment or decree or other obligation that would affect its compliance with this Agreement, and (iii) neither the execution nor the performance by Consultant of this Agreement requires consent or approval of any governmental or regulatory authority or any other person or entity, nor will it conflict with, violate or breach any provision of, or constitute a default under, any document, agreement, commitment or obligation to which consultant is a party.

         5. Notices. Any notice to be given under this Agreement by either party shall be sufficient if in writing and shall be deemed to be given if delivered in person or three business days after mailed by certified or registered mail, postage prepaid, return receipt requested to the following address or to such other address or addresses as such party may designate by notice to the other party in writing:

             If to Consultant:              The Edgewater Group, Inc.
                                            1375 East 9th Street, Suite 2000
                                            Cleveland, Ohio  44114

             If to Company:                 Larizza Industries, Inc.
                                            201 West Big Beaver Road, Suite 1040
                                            Troy, MI  48084

         6. Amendments. This Agreement shall not be amended, in whole or in part, except by an agreement in writing signed by Company and Consultant.

         7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement, and the rights and obligations under this Agreement, are in addition to those under the Finders Agreement between the parties, dated the same date as this Agreement.

         8. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Michigan, except for any provisions of Michigan law which direct the application of other states' laws.

         9. Severability. The provisions of this Agreement are severable, and if any part of any provision is held to be illegal, void or invalid under applicable law, such provision shall be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the





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remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain binding in accordance with their terms.

         10. Successors. This Agreement will be binding upon and inure to the benefit of Company and its successors and assigns, but is personal to Consultant and cannot be sold, assigned or pledged by Consultant, nor may its duties under this Agreement be delegated, without Company's prior written consent.

         IN WITNESS WHEREOF, Company and Consultant have duly executed this Agreement as of the date and year set forth in the introductory paragraph of this Agreement.

                                        LARIZZA INDUSTRIES, INC.


                                        By  /s/ Terence C. Seikel
                                          -------------------------------
                                            Its    CFO
                                               ------------------------------

                                        THE EDGEWATER GROUP, INC.


                                        By  /s/ Edward L. Sawyer, Jr.
                                          -----------------------------------
                                            Its   President
                                               ------------------------------




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